EXHIBIT 32

                            CERTIFICATION PURSUANT TO
                              18 USC, SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the annual report of the Genesis Companies Group, Inc. (the "Company") on Form 10-KSB for the fiscal year ended December 31, 2005, as filed with the Securities and Exchange Commission on date hereof (the "Report"), I, the undersigned, in the capacity and on the date indicated below, certify, pursuant to 18 U.S.C./ Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge:

     1. The Report fully complies with the requirements of Rule 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



Dated: April 11, 2005                        s/Wm. Ernest Simmons
                                             -----------------------------------
                                             Wm. Ernest Simmons, Chief Executive
                                             Officer/Chief Financial Officer